EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “10-K Report”) that to his knowledge:

(1) the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Robert J. Keegan
Robert J. Keegan,
President and Chief Executive Officer
of
The Goodyear Tire & Rubber Company

/s/  Darren R. Wells
Darren R. Wells,
Executive Vice President and Chief Financial Officer
of
The Goodyear Tire & Rubber Company

Dated: February 18, 2010